Exhibit 99.1

TRANSCEPT PHARMACEUTICALS

REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

Conference call scheduled for 8:30 AM Eastern time today

Pt. Richmond, CA — August 14, 2009 — Transcept Pharmaceuticals, Inc. (NASDAQ: TSPT), a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in neuroscience, today announced financial results for the three and six months ended June 30, 2009.

Glenn A. Oclassen, President and Chief Executive Officer commented, “Our recently announced agreement with Purdue Pharmaceutical Products, L.P. for the commercialization of Intermezzo® (zolpidem tartrate sublingual tablet) in the United States has further strengthened our financial position and has validated the significant potential commercial opportunity for Intermezzo® in the worldwide market for prescription sleep aids. In addition, our option to co-promote Intermezzo® to psychiatrists in the United States provides us with a valuable mechanism to build a specialized sales force in a cost-effective manner and to realize our goal of becoming an integrated specialty pharmaceutical company.

Mr. Oclassen continued, “With a powerful U.S. primary care sales and marketing partner now in place for the potential launch of Intermezzo®, we look forward to continuing our work with the FDA in advance of the Intermezzo® PDUFA action date of October 30, 2009. If approved by the FDA, Intermezzo® has the potential to be the first prescription sleep aid specifically approved for use in the middle of the night at the time a patient awakens and has difficulty returning to sleep.”

Under the terms of our July 31, 2009 agreement with Purdue for the development and commercialization of Intermezzo®:

•	Purdue has paid Transcept a $25 million upfront license fee;

•	Transcept will continue to develop Intermezzo® at its expense until FDA approval is received;

•

Purdue will pay Transcept up to $30 million if Purdue elects to continue with the collaboration after review of an FDA approval for Intermezzo®, after which time Transcept will transfer the Intermezzo® NDA to Purdue and Purdue will assume financial responsibility for maintaining the NDA and any further product development for the U.S. market;

•

Purdue is then obligated to launch and commercialize Intermezzo® in the United States at its expense and pay Transcept tiered double-digit base royalties on net sales of Intermezzo® in the United States ranging up to the mid-twenty-percent level;

•

Purdue is potentially obligated to pay Transcept up to an additional $90 million upon meeting certain intellectual property milestones and upon the achievement of certain net sales targets for Intermezzo® in the United States;

•

Transcept retained an option to co-promote Intermezzo® to psychiatrists in the United States starting as early as the first anniversary of commercial launch of Intermezzo® and would receive an additional double-digit royalty from Purdue on sales generated by psychiatrists in the United States;

•	Transcept granted Purdue and an associated company the right to negotiate for the commercialization of Intermezzo® in Mexico and Canada; and

•	Transcept retained rights to commercialize Intermezzo® in the rest of the world.

Second Quarter 2009 Financial Results

Research and development expenses for the quarter ended June 30, 2009 were approximately $2.25 million, compared to approximately $2.78 million for the same period in 2008. The $0.53 million decrease is primarily attributable to lower Intermezzo® development costs, the majority of which were incurred prior to the submission of the NDA on September 30, 2008. Research and development expenses included non-cash stock compensation expense in accordance with Statement of Financial Accounting Standards No. 123R (SFAS No. 123R) of approximately $108,000 for the quarter ended June 30, 2009 and $66,000 for the quarter ended June 30, 2008.

General and administrative expenses for the quarter ended June 30, 2009 were approximately $5.02 million, compared to approximately $1.71 million for the same period in 2008. The $3.31 million increase consists primarily of higher professional fees to operate as a public company and to negotiate our collaboration with Purdue, increased personnel costs primarily in marketing and administration, increased marketing expenses as we prepared to commercialize Intermezzo® and an increase in operational expenses associated with the addition of the Novacea office space in South San Francisco. General and administrative expenses included non-cash stock compensation expense in accordance with SFAS No. 123R of approximately $225,000 for the quarter ended June 30, 2009, as compared to $80,000 for the quarter ended June 30, 2008.

Net loss for the quarter ended June 30, 2009 was approximately $7.1 million or $0.54 per share, compared to a net loss of approximately $4.5 million or $12.09 per share for the quarter ended June 30, 2008. The weighted average common shares used to calculate earnings per share were 13,070,211 and 372,849 respectively for the quarters ended June 30, 2009 and 2008. At June 30, 2009 there were 13,075,401 common shares outstanding and 2,247,664 outstanding options, warrants and common stock subject to repurchase.

Six months ended June 30, 2009 Financial Results

Research and development expenses for the six months ended June 30, 2009 were approximately $4.47 million, compared to approximately $6.39 million for the same period in 2008. The $1.92 million decrease is primarily attributable to lower Intermezzo® development costs, the majority of which were incurred prior to the submission of the Intermezzo® NDA on September 30, 2008.

Research and development expenses included non-cash stock compensation expense in accordance with SFAS No. 123R of approximately $157,000 for the six months ended June 30, 2009 and $130,000 for the six months ended June 30, 2008.

General and administrative expenses for the six months ended June 30, 2009 were approximately $9.23 million, compared to approximately $3.22 million for the same period in 2008. The $6.01 million increase consists primarily of higher professional fees to operate as a public company and to negotiate our collaboration with Purdue, increased personnel costs primarily in marketing and administration, increased marketing expenses as we prepared to commercialize Intermezzo® and an increase in operational expenses associated with the addition of the Novacea office space in South San Francisco.

General and administrative expenses included non-cash stock compensation expense in accordance with SFAS No. 123R of approximately $394,000 for the six months ended June 30, 2009, as compared to $162,000 for the six months ended June 30, 2008.

Year-to-date merger-related transaction costs of approximately $2.22 million were expensed during the first quarter of 2009.

Net loss for the six months ended June 30, 2009 was approximately $15.7 million or $1.42 per share, compared to a net loss of approximately $9.6 million or $26.16 per share for the six months ended June 30, 2008. The weighted average common shares used to calculate earnings per share were 11,047,881 and 366,226 respectively for the six months ended June 30, 2009 and 2008.

Cash, cash equivalents and marketable securities totaled $73.4 million at June 30, 2009, which does not include the $25 million received in August 2009 upon signing the license and collaboration agreement with Purdue.

2009 Guidance

Transcept continues to expect full year 2009 research and development expenses to remain consistent with 2008 levels. Full year 2009 general and administrative expenses are expected to increase as compared to 2008 in connection with activities related to the potential commercialization of Intermezzo®, professional fees related to the merger of Transcept and Novacea and the collaboration agreement between Transcept and Purdue, and administrative infrastructure and professional fees related to our public company status.

Conference Call and Webcast Information

Transcept will host a conference call and webcast on Friday, August 14, 2009 at 8:30 a.m. Eastern time to discuss second quarter 2009 financial results. Telephone numbers for the live conference call are 877-397-0284 (U.S.) or 719-325-4890 (International). The webcast can be accessed on the Investors page of the Transcept website at www.transcept.com and will be available for replay until close of business on August 29, 2009. A playback of the call will be available through August 29, 2009 by dialing 888-203-1112 (U.S.) or 719-457-0820 (International), replay passcode: 2582954.

In the event that any non-GAAP financial information is discussed on the conference call that is not described in this release, related complementary information will be made available on the Investors page of the company’s website as soon as practical after the conclusion of the conference call.

About Intermezzo®

Intermezzo® (zolpidem tartrate sublingual tablet) has the potential to be the first prescription sleep aid specifically approved for use in the middle of the night at the time a patient awakens and has difficulty returning to sleep. Intermezzo® is a sublingual low dose formulation of zolpidem, the active agent most commonly prescribed in the United States for the treatment of insomnia. Intermezzo® uses approximately one-quarter to one-third of the dose of active drug contained in currently marketed zolpidem-based sleep aids, in a formulation designed to promote rapid sublingual absorption. Transcept believes that Intermezzo®, by combining the reduced zolpidem dose with administration only on those nights when a middle of the night awakening actually occurs, has the potential to reduce unnecessary sedative-hypnotic exposure.

Two Phase 3 clinical studies evaluated 376 patients receiving either Intermezzo® or placebo. In the first study, a sleep laboratory trial using an objective polysomnographic endpoint, Intermezzo® demonstrated a statistically significant decrease versus placebo in the time it took patients to return to sleep as measured by Latency to Persistent Sleep. In the second study, an outpatient trial, Intermezzo® demonstrated a statistically significant decrease in Latency to Sleep Onset, a subjective patient reported endpoint. The most common adverse event seen in these trials was headache (2.7 percent active versus 1.4 percent placebo in the outpatient study).

The FDA has established October 30, 2009 as its target date under PDUFA to take action on its review of the NDA. Transcept is actively pursuing patents to protect Intermezzo® in the United States and key non-U.S. markets, and, as part of the NDA submission, has requested that the FDA grant three years of Hatch-Waxman marketing exclusivity to Intermezzo®.

About Transcept

Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in neuroscience. For further information, please visit the company’s website at: www.transcept.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

Examples of such statements include, but are not limited to, statements relating to expectations with respect to the following: the potential approval and timing of regulatory decisions with respect to the NDA for Intermezzo®; Intermezzo® being the first commercially available sleep aid in the United States in its target indication; the launch and market potential of Intermezzo®; activities of Transcept and Purdue and the satisfaction of conditions under the collaboration agreement with Purdue required for the payment of potential milestone payments, royalties and other Purdue obligations under the collaboration agreement; use of proceeds that may be obtained pursuant to the collaboration agreement; plans of Transcept to exercise the option to co-promote Intermezzo® and to develop a specialty sales force; the potential reduction of hypnotic sleep aid dosing through use of Intermezzo®; the ability of Transcept to obtain and maintain patent protection and regulatory exclusivity for Intermezzo®; the ability of Transcept to achieve its goal of becoming an integrated specialty pharmaceutical company; and financial guidance with respect to research and development expenses and general and administrative expenses. Transcept may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, including risks related to the following: the opinion of the FDA on the sufficiency of the Intermezzo® NDA to support marketing approval and exclusivity under the Hatch-Waxman Act; a decision by Purdue to terminate the Collaboration Agreement, even if the Intermezzo® NDA is approved; commercial acceptance of Intermezzo®, if approved; competition for Intermezzo®, if approved; unforeseen expenses related to FDA approval and the business of Transcept generally; dependence on third parties to manufacture Intermezzo®; a decision by Purdue to not devote sufficient time or resources to commercialization of Intermezzo®; obtaining, maintaining and protecting the intellectual property incorporated into Intermezzo®; other difficulties or delays in the commercialization of Intermezzo®, carrying out activities or obtaining payments under the collaboration agreement with Purdue and clinical development of, and obtaining regulatory approval for, Transcept product candidates; the ability of Transcept to expand it product candidate portfolio; and the ability of Transcept to obtain additional funding, if needed, to support its business activities. These and other risks are described in greater detail in the “Risk Factors” section of Transcept periodic reports filed with the SEC. Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make. Transcept does not assume any obligation to update any forward-looking statements, except as required by law.

FINANCIAL TABLES FOLLOW

Transcept Pharmaceuticals, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Period From Inception (January 8, 2002)
	2009	2008	2009	2008	to June 30, 2009
Operating expenses:
Research and development	$2,249,516	$2,780,834	$4,471,399	$6,391,429	$47,798,800
General and administrative	5,019,352	1,711,671	9,233,122	3,224,039	30,225,845
Merger related transaction costs	—	—	2,223,860	—	4,190,623

Total operating expenses	7,268,868	4,492,505	15,928,381	9,615,468	82,215,268

Loss from operations	(7,268,868)	(4,492,505)	(15,928,381)	(9,615,468)	(82,215,268)
Interest income	97,197	212,055	184,932	548,239	4,016,988
Interest expense	(5,266)	(205,286)	(170,924)	(442,128)	(2,536,571)
Other income (expense), net	63,823	(22,242)	263,496	(70,957)	507,736
Interest expense related to bridge loan warrants	—	—	—	—	(535,195)

Net loss	(7,113,114)	(4,507,978)	(15,650,877)	(9,580,314)	(80,762,310)
Deemed dividend - Series C convertible preferred stockholders	—	—	—	—	(457,874)

Loss attributable to common stockholders	$(7,113,114)	$(4,507,978)	$(15,650,877)	$(9,580,314)	$(81,220,184)

Basic and diluted net loss per share	$(0.54)	$(12.09)	$(1.42)	$(26.16)

Weighted average common shares outstanding	13,070,211	372,849	11,047,881	366,226

Transcept Pharmaceuticals, Inc.

Balance Sheets

	June 30, 2009	December 31, 2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,108,147	$4,431,505
Marketable securities	63,335,541	7,250,987
Prepaid and other current assets	1,689,238	381,836
Restricted cash	200,000	200,000

Total current assets	75,332,926	12,264,328
Property and equipment, net	1,456,979	1,450,216
Goodwill	2,961,664	—
Other assets	826,243	65,970

Total assets	$80,577,812	$13,780,514

Liabilities, convertible preferred stock and stockholders’ equity (net capital deficiency)
Current liabilities:
Accounts payable	$1,090,963	$575,269
Accrued liabilities	2,343,466	1,468,415
Assumed lease liability, short-term portion	254,177	—
Loan payable, short-term portion	43,014	3,347,010

Total current liabilities	3,731,620	5,390,694
Warrant liability	—	599,845
Deposit for stock purchase	63,738	87,656
Deferred rent	91,780	77,044
Assumed lease liability, long-term portion	571,899	—
Loan payable, long-term portion	147,687	169,636

Total liabilities	4,606,724	6,324,875
Convertible preferred stock: $0.001 par value; 7,593,091 shares authorized; 0 shares issued and outstanding at June 30, 2009; Series A - 60,212, Series B - 1,126,020, Series C - 2,838,091 and Series D - 3,325,647 shares issued and outstanding at December 31, 2008	—	71,036,951
Stockholders’ equity (net capital deficiency):
Common stock, $0.001 par value; 100,000,000 shares authorized; 13,075,401 and 454,676 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	13,075	455
Additional paid-in capital	156,647,439	1,503,841
Deficit accumulated during the development stage	(80,762,310)	(65,111,433)
Accumulated other comprehensive income	72,884	25,825

Total stockholders’ equity (net capital deficiency)	75,971,088	(63,581,312)

Total liabilities, convertible preferred stock and stockholders’ equity (net capital deficiency)	$80,577,812	$13,780,514